UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2017

ShotSpotter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38107	47-0949915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 794-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On November 15, 2017, ShotSpotter, Inc. (the “Company”) filed a Form 8-K (the “Original Report”) to report the election of William J. Bratton to the Company’s Board of Directors (the “Board”).  The Original Report indicated that the Company had not determined the committee or committees of the Board to which Mr. Bratton was expected to be named.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is filed for the purpose of reporting Mr. Bratton’s appointment by the Board to the Compensation Committee of the Board.  Item 5.02 of the Original Report is hereby amended as follows:

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017, Mr. Bratton was appointed by the Board to the Compensation Committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShotSpotter, Inc.

Dated: December 14, 2017
	By:	/s/ Alan R. Stewart
Alan R. Stewart
Chief Financial Officer